Exhibit 99.1

395 de Maisonneuve Blvd. West

Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2009 FINANCIAL RESULTS

Stronger pulp and paper volumes and better pulp prices benefit results

(All financial information is in U.S. dollars, and all earnings (loss) per share results are diluted, unless otherwise noted.)

•	Net earnings of $4.24 per share, earnings before items[1] of $1.32 per share
•	Free cash flow[1] of $220 million
•	Lack-of-order downtime and machine slowdowns totaling 101 thousand tons of paper

Montreal, October 30, 2009 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $183 million ($4.24 per share) for the third quarter of 2009 compared to net earnings of $48 million ($1.12 per share) for the second quarter of 2009 and net earnings of $43 million ($1.00 per share) for the third quarter of 2008. Sales for the third quarter of 2009 amounted to $1.4 billion. Excluding items1 listed below, the Company earned $57 million ($1.32 per share1) for the third quarter of 2009 compared to a loss of $33 million ($0.76 per share1) for the second quarter of 2009 and earnings of $51 million ($1.19 per share1) for the third quarter of 2008.

Third quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $159 million ($116 million after tax);

•	Gains on sale of property, plant and equipment of $12 million ($12 million after tax); and

•	Closure and restructuring costs of $4 million ($2 million after tax).

Second quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $131 million ($79 million after tax);

•	Gain on debt repurchase of $9 million ($6 million after tax); and

•	Closure and restructuring costs of $6 million ($4 million after tax).

Third quarter 2008 items:

•	Costs of $10 million ($6 million after tax) related to synergies and integration; and

•	Closure and restructuring costs of $3 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/13

“All of our businesses posted improved profitability, most notably in pulp which benefited from higher prices, better demand and lower downtime costs due to the restart of our Woodland and Dryden pulp mills. In our paper business, market conditions improved slightly quarter-over-quarter, as we had better shipments while taking the same level of lack-of-order downtime as in the second quarter,” said John D. Williams, President and Chief Executive Officer.

“Our initiatives to reduce working capital and improve procurement spending and the sustained focus of our employees on customers, costs, and cash have contributed to generating a strong free cash flow during the quarter. Operational performance and debt repayment remain our priority. The recently announced closure of fine paper capacity and repurposing of the assets at the Plymouth mill is part of our strategy to balance our supply with customer demand and optimize the use of our assets,” added Mr. Williams.

SEGMENT REVIEW

Papers

Operating income before items1 was $138 million in the third quarter of 2009 compared to operating income before items1 of $23 million in the second quarter of 2009. Depreciation and amortization totaled $95 million in the third quarter of 2009. When compared to the second quarter of 2009, paper shipments increased 5% while pulp shipments increased 13%. The shipments-to-production ratio for papers was 106% in the third quarter of 2009, compared to 102% in the second quarter of 2009. Paper and pulp inventories were lowered by 57,000 tons and 29,000 metric tons, respectively, at the end of September when compared to end of June levels.

The increase in operating income before items1 in the third quarter of 2009 was the result of higher paper and pulp shipments, higher average selling prices for pulp, and lower materials costs. These factors were partially offset by lower average selling prices for paper and the impact of an unfavorable exchange rates including hedging.

(In millions of dollars)	3Q 2009	2Q 2009
Sales	$1,211	$1,127
Operating income	$294	$150
Operating income before items[1]	$138	$23
Depreciation and amortization	$95	$98

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/13

Paper Merchants

Operating income before items1 was $2 million in the third quarter of 2009 compared to operating income before items1 of $2 million in the second quarter of 2009. Depreciation and amortization was $1 million in the third quarter of 2009. Deliveries increased 20% when compared to the second quarter. Higher deliveries and lower costs were offset by lower prices.

(In millions of dollars)	3Q 2009	2Q 2009
Sales	$239	$205
Operating income	$2	$1
Operating income before items[1]	$2	$2
Depreciation and amortization	$1	$1

Wood

Operating loss before items1 was $9 million in the third quarter of 2009, compared to operating loss before items1 of $11 million in the second quarter of 2009. Depreciation and amortization totaled $5 million in the third quarter of 2009. When compared to the second quarter of 2009, lumber shipments increased 13%.

The decrease in operating loss before items1 in the third quarter of 2009 was primarily the result of higher selling prices and higher shipments. These factors were partially offset by the impact of an unfavorable exchange rate including hedging.

(In millions of dollars)	3Q 2009	2Q 2009
Sales	$59	$46
Operating loss	$(1)	$(12)
Operating loss before items[1]	$(9)	$(11)
Depreciation and amortization	$5	$5

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $244 million and free cash flow1 amounted to $220 million in the third quarter of 2009. Domtar’s net debt-to-total capitalization ratio1 stood at 38% at September 30, 2009 compared to 50% at December 31, 2008. Amounts drawn on the off balance sheet receivables securitization program are unchanged since June 30 and stood at $20 million at the end of September.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/13

Domtar Corporation has been allocated CDN$143 million through the Pulp and Paper Green Transformation Program announced by the Government of Canada. The funds are to be spent on capital projects to improve energy efficiency and environmental performance in our Canadian pulp and paper mills. The investments must be made before the expiration of the program on March 31, 2012, and all projects are subject to the approval of the Government of Canada.

OUTLOOK

For the fourth quarter, we expect lower paper volumes due to the seasonality of our business as well as higher costs due to planned maintenance shutdowns when compared to the third quarter. The strengthening of the Canadian dollar will also negatively impact the profitability of our Canadian mills. However, we expect our Papers segment to benefit from recently announced price increases implemented in the fourth quarter. Inventory levels remain lean and Domtar will continue to balance its production with customer demand.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its third quarter 2009 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

4/13

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 10,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

5/13

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30 2009	September 28 2008	September 30 2009	September 28 2008
	(Unaudited)
Selected Segment Information
Sales
Papers	$1,211	$1,364	$3,444	$4,200
Paper Merchants	239	257	661	762
Wood	59	76	148	209

Total for reportable segments	1,509	1,697	4,253	5,171
Intersegment sales—Papers	(63)	(64)	(178)	(220)
Intersegment sales—Wood	(6)	(8)	(14)	(22)

Consolidated sales	1,440	1,625	4,061	4,929

Depreciation and amortization
Papers	95	111	287	331
Paper Merchants	1	1	3	2
Wood	5	7	14	20

Total for reportable segments	101	119	304	353
Write-down of property, plant and equipment—Papers	—	—	35	—

Consolidated depreciation and amortization and write-down of property, plant and equipment	101	119	339	353

Operating income (loss)
Papers	294	118	438	324
Paper Merchants	2	1	5	6
Wood	(1)	(11)	(31)	(45)

Total for reportable segments	295	108	412	285
Corporate	—	—	—	(3)

Consolidated operating income	295	108	412	282
Interest expense	34	35	88	111

Earnings before income taxes	261	73	324	171
Income tax expense	78	30	138	68

Net earnings	183	43	186	103

Per common share (in dollars)
Net earnings
Basic	4.26	1.00	4.33	2.40
Diluted	4.24	1.00	4.32	2.40
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.2	43.0	43.1	43.0

Cash flows provided from operating activities	244	131	607	271
Additions to property, plant and equipment	24	49	66	114

6/13

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30 2009	September 28 2008	September 30 2009	September 28 2008
	(Unaudited)
Sales	$1,440	$1,625	$4,061	$4,929
Operating expenses
Cost of sales, excluding depreciation and amortization	1,124	1,293	3,363	3,971
Depreciation and amortization	101	119	304	353
Selling, general and administrative	85	99	254	310
Write-down of property, plant and equipment	—	—	35	—
Closure and restructuring costs	4	3	34	15
Other operating (income) expense	(169)	3	(341)	(2)

	1,145	1,517	3,649	4,647

Operating income	295	108	412	282
Interest expense	34	35	88	111

Earnings before income taxes	261	73	324	171
Income tax expense	78	30	138	68

Net earnings	183	43	186	103

Per common share (in dollars)
Net earnings
Basic	4.26	1.00	4.33	2.40
Diluted	4.24	1.00	4.32	2.40
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0	43.0	43.0
Diluted	43.2	43.0	43.1	43.0

7/13

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30 2009	December 31 2008
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$433	$16
Receivables, less allowances of $8 and $11	620	477
Inventories	765	963
Prepaid expenses	49	27
Income and other taxes receivable	233	56
Deferred income taxes	121	116

Total current assets	2,221	1,655
Property, plant and equipment, at cost	9,459	8,963
Accumulated depreciation	(5,267)	(4,662)

Net property, plant and equipment	4,192	4,301
Intangible assets, net of amortization	83	81
Other assets	64	67

Total assets	6,560	6,104

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	30	43
Trade and other payables	653	646
Income and other taxes payable	35	36
Long-term debt due within one year	13	18

Total current liabilities	731	743
Long-term debt	1,971	2,110
Deferred income taxes and other	941	824
Other liabilities and deferred credits	337	284
Shareholders’ equity
Common stock	—	5
Exchangeable shares	85	138
Additional paid-in capital	2,807	2,743
Accumulated deficit	(340)	(526)
Accumulated other comprehensive income (loss)	28	(217)

Total shareholders’ equity	2,580	2,143

Total liabilities and shareholders’ equity	6,560	6,104

8/13

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Nine months ended	Nine months ended
	September 30 2009	September 28 2008
	(Unaudited)
Operating activities
Net earnings	$186	$103
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	304	353
Deferred income taxes	122	46
Write-down of property, plant and equipment	35	—
Gain on repurchase of long-term debt	(12)	—
Net gains on disposals of property, plant and equipment	(12)	(3)
Stock-based compensation expense	6	13
Gain on sale of trademarks	—	(6)
Other	8	8
Changes in assets and liabilities
Receivables	(141)	(84)
Inventories	234	(68)
Prepaid expenses	(2)	(26)
Trade and other payables	25	4
Income and other taxes	(172)	(1)
Difference between employer pension and other post-retirement expense and contributions	10	(52)
Other assets and other liabilities	16	(16)

Cash flows provided from operating activities	607	271

Investing activities
Additions to property, plant and equipment	(66)	(114)
Proceeds from disposals of property, plant and equipment	16	24
Proceeds from sale of trademarks	—	6
Business acquisition	—	(12)

Cash flows used for investing activities	(50)	(96)

Financing activities
Net change in bank indebtedness	(13)	(27)
Change of revolving bank credit facility	(60)	(50)
Issuance of long-term debt	385	—
Repayment of long-term debt	(451)	(41)
Debt issue and tender offer costs	(14)	—

Cash flows used for financing activities	(153)	(118)

Net increase in cash and cash equivalents	404	57
Translation adjustments related to cash and cash equivalents	13	(1)
Cash and cash equivalents at beginning of period	16	71

Cash and cash equivalents at end of period	433	127

Supplemental cash flow information
Net cash payments for:
Interest	88	81
Income taxes (refund) paid	(18)	46

9/13

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (Loss) Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow,” “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (Loss) Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the Net earnings (loss) reported under U.S. GAAP. Management uses these measures, as well as EBITDA and Free Cash Flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow from operating activities are the most directly comparable GAAP measures.

		2009					2008
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (Loss) Before Items” to Net earnings (loss)
Net earnings (loss)	($)	(45)	48	183		186	36	24	43	(676)	(573)
(-) Alternative fuel tax credits	($)	(28)	(79)	(116)		(223)
(-) Gains on sale of property, plant and equipment	($)			(12)		(12)
(+) Closure and restructuring costs	($)	14	4	2		20	1	7	2	18	28
(-) Gain on debt repurchase	($)		(6)			(6)				(8)	(8)
(+) Write-down of PP&E / Impairment of PP&E and intangible assets	($)	21				21				270	270
(+) Impairment of goodwill	($)									321	321
(+) Valuation allowance on Canadian deferred income tax assets	($)									52	52
(+) Costs related to synergies, integration and optimization	($)						5	5	6	3	19
(-) Reversal of a provision for unfavorable contract	($)						(17)				(17)
(-) Gain related to the sale of trademarks	($)							(4)			(4)
(=) Earnings (Loss) Before Items	($)	(38)	(33)	57		(14)	25	32	51	(20)	88
(/) Weighted avg. number of common shares outstanding (diluted)	(millions)	43.0	43.0	43.2		43.1	43.0	43.0	43.0	43.0	43.0
(=) Earnings (Loss) Before Items per diluted share	($)	(0.88)	(0.76)	1.32		(0.32)	0.58	0.74	1.19	(0.46)	2.05

Reconciliation of “EBITDA” and “EBITDA Before Items” to Net earnings (loss)
Net earnings (loss)	($)	(45)	48	183		186	36	24	43	(676)	(573)
(+) Income tax expense (benefit)	($)	(8)	68	78		138	19	19	30	(65)	3
(+) Interest expense	($)	31	23	34		88	39	37	35	22	133
(=) Operating income (loss)	($)	(22)	139	295		412	94	80	108	(719)	(437)
(+) Depreciation and amortization	($)	99	104	101		304	116	118	119	110	463
(+) Write-down of PP&E / Impairment of goodwill, PP&E and intangible assets	($)	35				35				708	708
(=) EBITDA	($)	112	243	396		751	210	198	227	99	734
(-) Alternative fuel tax credits	($)	(46)	(131)	(159)		(336)
(-) Gains on sale of property, plant and equipment	($)			(12)		(12)
(+) Closure and restructuring costs	($)	24	6	4		34	1	11	3	28	43
(-) Reversal of a provision for unfavorable contract	($)						(23)				(23)
(+) Costs related to synergies, integration and optimization	($)						8	9	10	5	32
(-) Gain related to the sale of trademarks	($)							(6)			(6)
(=) EBITDA Before Items	($)	90	118	229		437	196	212	240	132	780

Reconciliation of “Free Cash Flow” to Cash flow from operating activities
Cash flow provided from operating activities	($)	57	306	244		607	27	113	131	(74)	197
(-) Additions to property, plant and equipment	($)	(24)	(18)	(24)		(66)	(29)	(36)	(49)	(49)	(163)
(=) Free Cash Flow	($)	33	288	220		541	(2)	77	82	(123)	34
Cash received from alternative fuel tax credits	($)		137	3		140

“Net Debt-to-Total Capitalization” Computation
Bank indebtedness	($)	52	24	30			86	38	36	43
(+) Current portion of long-term debt	($)	18	13	13			17	19	19	18
(+) Long-term debt	($)	2,195	2,162	1,971			2,155	2,122	2,118	2,110
(-) Cash and cash equivalents	($)	(145)	(381)	(433)			(57)	(61)	(127)	(16)
(=) Net Debt	($)	2,120	1,818	1,581			2,201	2,118	2,046	2,155
(+) Shareholders' equity	($)	2,073	2,264	2,580			3,172	3,217	3,194	2,143
(=) Total capitalization	($)	4,193	4,082	4,161			5,373	5,335	5,240	4,298
Net debt	($)	2,120	1,818	1,581			2,201	2,118	2,046	2,155
(/) Total capitalization	($)	4,193	4,082	4,161			5,373	5,335	5,240	4,298
(=) Net Debt-to-Total Capitalization	(%)	51%	45%	38%			41%	40%	39%	50%

“Earnings (Loss) Before Items,” “EBITDA,” “EBITDA Before Items,” “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/13

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD	Q1’09	Q2’09	Q3’09	Q4’09	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($	)	(6)	150	294		438	2	1	2		5	(18)	(12)	(1)		(31)
(-) Alternative fuel tax credits	($	)	(46)	(131)	(159)		(336)
(+) Closure and restructuring costs	($	)	22	4	4		30		1			1	2	1			3
(-) Gains on sale of property, plant and equipment	($	)			(1)		(1)								(8)		(8)			(3)		(3)
(+) Write-down of property, plant and equipment	($	)	35				35
(=) Operating Income Before Items	($	)	5	23	138		166	2	2	2		6	(16)	(11)	(9)		(36)			(3)		(3)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	5	23	138		166	2	2	2		6	(16)	(11)	(9)		(36)			(3)		(3)
(+) Depreciation and amortization	($	)	94	98	95		287	1	1	1		3	4	5	5		14
(=) EBITDA Before Items	($	)	99	121	233		453	3	3	3		9	(12)	(6)	(4)		(22)			(3)		(3)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

11/13

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures—By Segment 2008

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income Before Items” and “EBITDA Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income Before Items” by excluding the pre-tax effect of items considered by management as not typifying the segment Operating income (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood					Corporate
			Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD	Q1’08	Q2’08	Q3’08	Q4’08	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($	)	114	92	118	(693)	(369)	3	2	1	2	8	(22)	(12)	(11)	(28)	(73)	(1)	(2)			(3)
(+) Impairment and write-down of goodwill, PP&E and intangible assets	($	)				694	694									14	14
(+) Closure and restructuring costs	($	)	1	11	3	23	38									5	5
(+) Costs related to synergies, integration and optimization	($	)	8	9	10	5	32
(-) Reversal of a provision for unfavorable contract	($	)	(23)				(23)
(-) Gain related to the sale of trademarks	($	)		(6)			(6)
(=) Operating Income Before Items	($	)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income Before Items	($	)	100	106	131	29	366	3	2	1	2	8	(22)	(12)	(11)	(9)	(54)	(1)	(2)			(3)
(+) Depreciation and amortization	($	)	110	110	111	104	435		1	1	1	3	6	7	7	5	25
(=) EBITDA Before Items	($	)	210	216	242	133	801	3	3	2	3	11	(16)	(5)	(4)	(4)	(29)	(1)	(2)			(3)

“Operating Income Before Items” and “EBITDA Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

12/13

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2009					2008
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,106	1,127	1,211		3,444	1,429	1,407	1,364	1,240	5,440
Intersegment sales—Papers	($)	(60)	(55)	(63)		(178)	(83)	(73)	(64)	(56)	(276)
Operating income (loss)	($)	(6)	150	294		438	114	92	118	(693)	(369)
Depreciation & amortization	($)	94	98	95		287	110	110	111	104	435
Impairment and write-down of goodwill and PP&E	($)	35				35				694	694
Papers
Papers Production	(‘000 ST)	869	912	920		2,701	1,173	1,146	1,115	951	4,385
Papers Shipments	(‘000 ST)	913	929	972		2,814	1,205	1,137	1,079	985	4,406
Uncoated freesheet	(‘000 ST)	887	901	939		2,727	1,149	1,096	1,044	952	4,241
Coated groundwood	(‘000 ST)	26	28	33		87	56	41	35	33	165
Pulp
Pulp Shipments(a)	(‘000 ADMT)	314	393	446		1,153	347	347	325	353	1,372
Hardwood Kraft Pulp	(%)	33%	33%	40%		36%	44%	43%	41%	37%	41%
Softwood Kraft Pulp	(%)	54%	54%	49%		52%	47%	46%	47%	50%	48%
Fluff Pulp	(%)	13%	13%	11%		12%	9%	11%	12%	13%	11%
Paper Merchants Segment
Sales	($)	217	205	239		661	262	243	257	228	990
Operating income	($)	2	1	2		5	3	2	1	2	8
Depreciation & amortization	($)	1	1	1		3		1	1	1	3
Wood Segment
Sales	($)	43	46	59		148	63	70	76	59	268
Intersegment sales—Wood	($)	(4)	(4)	(6)		(14)	(6)	(8)	(8)	(6)	(28)
Operating loss	($)	(18)	(12)	(1)		(31)	(22)	(12)	(11)	(28)	(73)
Depreciation & amortization	($)	4	5	5		14	6	7	7	5	25
Impairment of goodwill, PP&E and intangible assets	($)									14	14
Lumber Production	(Millions FBM)	121	131	147		399	168	155	163	181	667
Lumber Shipments	(Millions FBM)	125	135	153		413	160	181	178	158	677
Average Exchange Rates	CAN	1.245	1.167	1.097		1.170	1.004	1.010	1.042	1.212	1.067
	US	0.803	0.857	0.911		0.855	0.996	0.990	0.960	0.825	0.937

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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